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                                                                  Exhibit 99.B11


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                              ARTHUR ANDERSEN LLP


                                              ARTHUR ANDERSEN LLP

Houston, Texas
April 30, 1999